                                 Exhibit 99.1

Contact:
Matt Roache
Vice President, Investor Relations
+1-781-864-4730
matthew.roache@cranenxt.com

Crane NXT Announces Fourth Quarter and Full Year 2024 Results; Raises Annual Dividend by 6%
Delivers full year Sales growth of 7%, GAAP EPS of $3.19 and Adjusted EPS of $4.26
On track to close De La Rue Authentication acquisition in the second quarter of 2025

WALTHAM, MASS - February 12, 2025 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights
•Sales growth of 11.8% with core sales growth of 2.8% year-over-year.
•GAAP operating profit margin of 17.7% and Adjusted operating profit margin of 23.7%.
•GAAP earnings per diluted share (EPS) of $1.00, and Adjusted EPS of $1.20.
•Secured a £300 million term loan commitment to finance De La Rue transaction.
•Declared a first quarter 2025 dividend of $0.17 per share, an increase of 6% over the prior year.

Full Year 2024 Highlights
•Completed the acquisitions of OpSec Security and TruTag Smart Packaging and signed agreement to acquire De La Rue Authentication Solutions.
•Sales growth of 6.9% with core sales growth of 1.1% year-over-year.
•GAAP operating profit margin of 18.1% and Adjusted operating profit margin of 23.6%.
•GAAP EPS of $3.19, and Adjusted EPS of $4.26.
•Expanded revolving credit facility and repaid existing term loan; ended year with net leverage of ~1.5x.

Full Year 2025 Guidance
•Introducing 2025 guidance with Adjusted EPS of $4.00 to $4.30. Please see the "Full Year 2025 Guidance" section in this press release for more details.

Aaron W. Saak, Crane NXT's President, and Chief Executive Officer stated: "We delivered 2024 results in line with our expectations, with sales growth of approximately 7%, adjusted segment operating margin of approximately 27%, and adjusted EPS of $4.26. We reached a record-high backlog in Crane Currency during 2024, and in CPI we delivered mid-single-digit growth excluding gaming. We also significantly increased our leadership in the authentication market, with the OpSec integration progressing as expected and the acquisition of De La Rue Authentication Solutions on track to close in the second quarter."
Mr. Saak continued: "As we look ahead, we are committed to building on our progress to grow and diversify our portfolio of trusted technology solutions that secure, detect and authenticate what matters most to our customers. With ample capacity, a strong pipeline of M&A opportunities, and our disciplined approach to capital allocation, we are well positioned to deliver future growth and create long-term, sustainable value for our shareholders."
Summary of Fourth Quarter 2024 Results

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$399.1	$356.9	$42.2	11.8%
Core sales			$10.0	2.8%
Acquisitions			$33.3	9.3%
Foreign exchange			$(1.1)	(0.3)%

Operating profit	$70.8	$72.4	$(1.6)	(2.2)%
Adjusted operating profit*	$94.6	$83.4	$11.2	13.4%

Operating profit margin	17.7%	20.3%		(260bps)
Adjusted operating profit margin*	23.7%	23.4%		30bps
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

Fourth Quarter 2024 Results
Fourth quarter 2024 sales were $399.1 million, an increase of $42.2 million, or 11.8%, compared with the fourth quarter of 2023, driven by the sales benefit from the OpSec Security acquisition of $33.3 million, or 9.3%, and core sales growth of $10.0 million, or 2.8%, partially offset by unfavorable foreign exchange of $1.1 million, or 0.3%.
Fourth quarter 2024 operating profit was $70.8 million, compared with $72.4 million in the fourth quarter of 2023. Operating profit margin was 17.7%, compared with 20.3% last year, reflecting unfavorable product mix and the dilutive impact of the OpSec Security acquisition, partially offset by lower manufacturing costs and productivity gains. Adjusted operating profit margin of 23.7% increased 30 basis points, compared with 23.4% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Fourth quarter 2024 GAAP EPS was $1.00, and Adjusted EPS was $1.20. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Fourth Quarter 2024 Segment Results
All comparisons detailed in this section refer to operating results for the fourth quarter 2024 versus the fourth quarter 2023.
Crane Payment Innovations

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$214.9	$215.1	$(0.2)	(0.1)%
Core sales			$(0.3)	(0.1)%
Foreign exchange			$0.1	—%

Operating profit	$49.7	$56.5	$(6.8)	(12.0)%
Adjusted operating profit*	$62.4	$62.3	$0.1	0.2%

Operating profit margin	23.1%	26.3%		(320bps)
Adjusted operating profit margin*	29.0%	29.0%		0bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $214.9 million decreased $0.2 million, or 0.1%, compared with the fourth quarter of 2023, driven by a slight decline in core sales. Operating profit margin of 23.1% decreased 320 basis points, compared with 26.3% last year, driven by restructuring charges, and unfavorable product mix, partially offset by lower manufacturing costs and productivity gains. Adjusted operating profit margin was 29.0% in both periods.

Security and Authentication Technologies

	Three Months Ended December 31,		Change
(unaudited, dollars in millions)	2024	2023	$	%
Net sales	$184.2	$141.8	$42.4	29.9%
Core sales			$10.3	7.3%
Acquisitions			$33.3	23.4%
Foreign exchange			$(1.2)	(0.8)%

Operating profit	$37.4	$31.2	$6.2	19.9%
Adjusted operating profit*	$45.5	$34.8	$10.7	30.7%

Operating profit margin	20.3%	22.0%		(170bps)
Adjusted operating profit margin*	24.7%	24.5%		20bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $184.2 million increased $42.4 million, or 29.9%, compared with the fourth quarter of 2023, driven by the sales benefit of the OpSec Security acquisition of 23.4%, and core sales growth of 7.3%, driven by higher international sales. Operating profit margin of 20.3% decreased 170 basis points, compared with 22.0% last year, as the impact of higher core sales and productivity gains were more than offset by higher manufacturing costs, unfavorable product mix, and the dilutive impact of the OpSec Security acquisition. Adjusted operating profit margin was 24.7%, compared with 24.5% in the prior year.

Summary of Full Year 2024 Results

	Full Year		Change
(unaudited, dollars in millions, except per share data)	2024	2023	$	%	2024 Guidance
Net sales	$1,486.8	$1,391.3	$95.5	6.9%	+6% to +8%
Core sales			$15.7	1.1%
Acquisitions			$86.0	6.2%
Foreign exchange			$(6.2)	(0.4)%

Operating profit	$268.8	$286.8	$(18.0)	(6.3)%
Adjusted operating profit*	$351.6	$345.2	$6.4	1.9%

Operating profit margin	18.1%	20.6%		(250bps)
Adjusted operating profit margin*	23.6%	24.8%		(120bps)

GAAP EPS	$3.19	$3.28
Adjusted EPS*	$4.26	$4.16			$4.22-$4.30
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Full Year 2024 Results
Full year 2024 sales were $1,486.8 million, an increase of $95.5 million, or 6.9%, compared with full year 2023, primarily driven by the sales benefit from the OpSec Security acquisition of $86.0 million or 6.2%, and core sales growth of $15.7 million, or 1.1%, driven by international Currency sales, partially offset by unfavorable foreign exchange of $6.2 million, or 0.4%.
Full year 2024 operating profit was $268.8 million, compared with $286.8 million in full year 2023. Operating profit margin was 18.1%, compared with 20.6% last year, reflecting unfavorable product mix, lower volumes and restructuring charges in CPI, higher manufacturing costs in the Currency business, and the dilutive impact of the OpSec Security acquisition, partially offset by favorable pricing and productivity gains across both segments, and the impact of lower manufacturing costs and cost saving actions in CPI. Adjusted operating profit margin of 23.6% decreased 120 basis points, compared with 24.8% in the prior year. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
Full year 2024 GAAP EPS was $3.19, and Adjusted EPS was $4.26. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).

Full Year 2024 Cash Flow and Other Financial Metrics
Cash provided by operating activities was $214.1 million in 2024, compared with $276.3 million last year. Adjusted free cash flow was $186.4 million in 2024, compared with $265.8 million last year. The $79.4 million, or 30%, decrease in Adjusted free cash flow was primarily related to the timing of shipments and higher capital expenditures to support the U.S. currency redesign program and other capital projects. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash and cash equivalents of $165.8 million as of December 31, 2024, compared with $227.2 million as of December 31, 2023. Total debt was $750.6 million as of December 31, 2024, compared with $644.9 million as of December 31, 2023. Proceeds from the expanded revolving credit facility were used to repay the outstanding term loan in 2024. The decrease in cash and cash equivalents and the increase in total debt primarily reflect the financing associated with the May 3, 2024 OpSec Security acquisition.
Full Year 2025 Guidance
The Company is introducing full year 2025 guidance as shown in the table below. Growth rates below represent growth over full year 2024.

Full Year 2025 Guidance Details
(dollars in millions, except per share data)
CPI Sales Growth	0% to +2%
SAT Sales Growth	+3% to +5%
Crane NXT Sales Growth*	+1% to +3%
Adjusted EPS	$4.00 to $4.30
Adjusted Segment Margin	~26% to ~27%
Corporate Expense	~$55
Non-Operating Expense, Net	~$43
Adjusted Tax Rate	~21.5%
Adjusted Free Cash Flow Conversion	~90% to ~110%
Diluted Shares	~58 million
*Includes FX impact of -1% to -2%
Please see the Non-GAAP Financial Measures definitions in this release
First Quarter 2025 Dividend
Crane NXT announced its quarterly dividend of $0.17 per share, an increase of 6% over the prior year, for the first quarter of 2025. The dividend is payable on March 12, 2025 to shareholders of record as of February 28, 2025.
Conference Call
Crane NXT scheduled a conference call to discuss the fourth quarter and full year financial results, on Thursday, February 13, 2025, at 10:00 A.M. Eastern Time. Interested parties may listen to a live webcast of the conference call by visiting the Investors section of the Company’s website. For those wishing to participate in the Q&A session of the call, please pre-register here. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.

About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Through its two industry-leading business segments, Security & Authentication Technologies and Crane Payment Innovations, Crane NXT provides customers with advanced technologies to secure high-value physical products, sophisticated detection equipment and systems, and proprietary products and services that protect brand identity and digital content. Crane NXT’s approximately 4,500 employees help our customers protect their most important assets and ensure secure, seamless transactions around the world every day. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").
Historical financial measures in this release for Crane NXT are presented on a carve-out basis.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; governmental regulations and failure to comply with those regulations; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; the ability to protect its intellectual property; significant competition in the Company's markets; adverse impacts from intangible asset impairment charges; additional tax expenses or exposures; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales:
Crane Payment Innovations	$214.9	$215.1	$873.2	$886.4
Security and Authentication Technologies	184.2	141.8	613.6	504.9
Total net sales	$399.1	$356.9	$1,486.8	$1,391.3

Operating profit (loss):
Crane Payment Innovations	$49.7	$56.5	$228.4	$242.8
Security and Authentication Technologies	37.4	31.2	110.9	116.3
Corporate	(16.3)	(15.3)	(70.5)	(72.3)
Total operating profit	$70.8	$72.4	$268.8	$286.8

Interest income	0.2	0.4	1.6	1.1
Interest expense	(12.1)	(10.8)	(47.8)	(48.1)
Related party interest expense	—	—	—	(2.5)
Miscellaneous income (expense), net	2.1	(0.6)	3.8	2.5
Income before income taxes	61.0	61.4	226.4	239.8
Provision for income taxes	3.4	11.9	42.3	51.5
Net income attributable to common shareholders	$57.6	$49.5	$184.1	$188.3

Earnings per diluted share[1]	$1.00	$0.86	$3.19	$3.28

Average diluted shares outstanding[1]	57.9	57.6	57.8	57.5
Average basic shares outstanding[1]	57.2	56.8	57.1	56.8

Supplemental data:
Cost of sales	$218.6	$191.4	$821.7	$737.2
Selling, general and administrative	102.3	92.6	386.2	366.8
Restructuring charges	7.4	0.5	10.1	0.5

[1] The shares presented for the three months and twelve months ended December 2023 are based on the average diluted and basic shares outstanding of Crane NXT, Co. after the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Condensed Balance Sheets
(unaudited, in millions)

	Balance as of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$165.8	$227.2
Accounts receivable, net	265.9	214.9
U.S. and foreign taxes on income	8.6	—
Inventories, net	144.8	157.1
Other current assets	57.4	45.2
Total current assets	642.5	644.4

Property, plant and equipment, net	272.3	261.2
Long-term deferred tax assets	2.2	2.7
Other assets	93.6	71.0
Intangible assets, net	419.3	308.9
Goodwill	956.6	841.2
Total assets	$2,386.5	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$210.0	$4.6
Accounts payable	116.6	106.5
Accrued liabilities	211.2	210.5
U.S. and foreign taxes on income	24.6	12.8
Total current liabilities	562.4	334.4

Long-term debt	540.6	640.3
Accrued pension and postretirement benefits	19.4	22.5
Long-term deferred tax liability	119.0	104.5
Other liabilities	80.2	63.7

Total equity	1,064.9	964.0
Total liabilities and equity	$2,386.5	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Operating activities:
Net income attributable to common shareholders	$57.6	$49.5	$184.1	$188.3
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	23.4	18.6	86.8	77.6
Stock-based compensation expense	2.9	2.9	10.6	10.3
Unrealized loss on forward contracts	3.1	—	3.0	—
Defined benefit plans and postretirement credit	(0.2)	(0.5)	(2.1)	(1.1)
Deferred income taxes	(17.3)	2.8	(17.6)	7.6
Cash provided (used for) by operating working capital	21.2	12.2	(50.6)	—
Other	(9.6)	(7.0)	(0.1)	(6.4)
Total provided by operating activities	$81.1	$78.5	$214.1	$276.3
Investing activities:
Payment for acquisitions, net of cash acquired	—	—	(269.9)	—
Settlement of forward contracts	(2.8)	—	(2.7)	—
Capital expenditures	(10.8)	(15.0)	(45.4)	(31.1)
Total used for investing activities	$(13.6)	$(15.0)	$(318.0)	$(31.1)
Financing activities:
Dividends paid	(9.2)	(7.9)	(36.6)	(23.7)
Proceeds from stock options exercised	0.3	2.9	3.3	5.0
Payment of tax withholding on equity awards vested	(0.4)	(0.6)	(6.9)	(0.6)
Debt issuance costs	(2.7)	(0.4)	(2.7)	(5.7)
Repayment of long-term debt	—	—	—	(300.0)
Proceeds from revolving credit facility	138.0	—	448.5	20.0
Repayments of revolving credit facility	(78.0)	—	(238.5)	(20.0)
Proceeds from term loan	—	—	—	350.0
Repayment of term loan	(101.7)	(70.0)	(105.0)	(245.0)
Net transfers to Crane	—	—	—	(32.5)
Total (used for) provided by financing activities	$(53.7)	$(76.0)	$62.1	$(252.5)

Effect of exchange rates on cash, cash equivalents and restricted cash	(14.4)	10.7	(12.0)	3.8
Decrease in cash, cash equivalents and restricted cash	(0.6)	(1.8)	(53.8)	(3.5)
Cash, cash equivalents and restricted cash at beginning of period	174.0	229.0	227.2	230.7
Cash, cash equivalents and restricted cash at end of period	$173.4	$227.2	$173.4	$227.2

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Crane Payment Innovations	$145.8	$133.4	$166.5	$188.6	$216.8
Security and Authentication Technologies[1]	$248.3	$351.4	$335.4	$233.4	$243.0
Total backlog	$394.1	$484.8	$501.9	$422.0	$459.8

[1] Includes $32.1 million of backlog as of December 31, 2024, pertaining to the OpSec Security business acquired in May 2024.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2024		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$399.1		$356.9

Operating profit (GAAP)	$70.8		$72.4
Operating profit margin (GAAP)	17.7%		20.3%

Special items impacting operating profit:
Acquired intangible asset amortization	13.1		8.9
Impact of acquisition related fair value step-up	0.2		—
Restructuring charges	7.4		0.5
Transaction related expenses	3.1		1.6
Adjusted operating profit (Non-GAAP)	$94.6		$83.4
Adjusted operating profit margin (Non-GAAP)	23.7%		23.4%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$57.6	$1.00	$49.5	$0.86
Acquired intangible asset amortization	13.1	0.23	8.9	0.15
Impact of acquisition related fair value step-up	0.2	—	—	—
Restructuring charges	7.4	0.13	0.5	0.01
Transaction related expenses	6.4	0.11	3.0	0.05
Impact of pension curtailments and settlements	—	—	(0.4)	(0.01)
Tax adjustments	(15.4)	(0.27)	(4.5)	(0.08)
Adjusted net income (Non-GAAP)	$69.3	$1.20	$57.0	$0.99

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$57.6		$49.5
Net income margin (GAAP)	14.4%		13.9%

Adjustments to net income attributable to common shareholders:
Income tax expense	3.4		11.9
Interest expense, net	11.9		10.4
Depreciation	9.3		9.0
Intangible asset amortization	13.3		8.9
Impact of acquisition related fair value step-up	0.2		—
Restructuring charges	7.4		0.5
Transaction related expenses	6.4		3.0
Impact of pension curtailments and settlements	—		(0.4)
Adjusted EBITDA (Non-GAAP)	$109.5		$92.8
Adjusted EBITDA Margin (Non-GAAP)	27.4%		26.0%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Twelve Months Ended December 31,
	2024		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$1,486.8		$1,391.3

Operating profit (GAAP)	$268.8		$286.8
Operating profit margin (GAAP)	18.1%		20.6%

Special items impacting operating profit:
Acquired intangible asset amortization	46.7		35.9
Impact of acquisition related fair value step-up	6.1		—
Restructuring charges	10.1		0.5
Transaction related expenses	19.9		22.0
Adjusted operating profit (Non-GAAP)	$351.6		$345.2
Adjusted operating profit margin (Non-GAAP)	23.6%		24.8%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$184.1	$3.19	$188.3	$3.28
Acquired intangible asset amortization	46.7	0.81	35.9	0.62
Impact of acquisition related fair value step-up	6.1	0.11	—	—
Restructuring charges	10.1	0.17	0.5	0.01
Transaction related expenses	23.8	0.41	23.4	0.41
Impact of pension curtailments and settlements	—	—	(0.4)	(0.01)
Interest adjustment[1]	—	—	2.5	0.04
Tax adjustments	(24.6)	(0.43)	(10.9)	(0.19)
Adjusted net income (Non-GAAP)	$246.2	$4.26	$239.3	$4.16

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$184.1		$188.3
Net income margin (GAAP)	12.4%		13.5%

Adjustments to net income attributable to common shareholders:
Income tax expense	42.3		51.5
Interest expense, net	46.2		49.5
Depreciation	37.1		39.6
Intangible asset amortization	47.0		35.9
Impact of acquisition related fair value step-up	6.1		—
Restructuring charges	10.1		0.5
Transaction related expenses	23.8		23.4
Impact of pension curtailments and settlements	—		(0.4)
Adjusted EBITDA (Non-GAAP)	$396.7		$388.3
Adjusted EBITDA Margin (Non-GAAP)	26.7%		27.9%

Totals may not sum due to rounding
[1] Related party interest with Crane Company incurred prior to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended December 31, 2024	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$214.9	$184.2	$399.1	$—	$399.1

Operating profit (loss) (GAAP)	$49.7	$37.4	$87.1	$(16.3)	$70.8
Operating profit margin (GAAP)	23.1%	20.3%	21.8%		17.7%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	5.3	7.8	13.1	—	13.1
Impact of acquisition related fair value step-up	—	0.2	0.2	—	0.2
Restructuring charges	7.4	—	7.4	—	7.4
Transaction related expenses	—	0.1	0.1	3.0	3.1
Adjusted operating profit (loss) (non-GAAP)	$62.4	$45.5	$107.9	$(13.3)	$94.6
Adjusted operating profit margin (non-GAAP)	29.0%	24.7%	27.1%		23.7%

Three Months Ended December 31, 2023	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
N Net sales	$215.1	$141.8	$356.9	$—	$356.9

Operating profit (loss) (GAAP)	$56.5	$31.2	$87.7	$(15.3)	$72.4
Operating profit margin (GAAP)	26.3%	22.0%	24.6%		20.3%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	5.3	3.6	8.9	—	8.9
Restructuring charges	0.5	—	0.5	—	0.5
Transaction related expenses	—	—	—	1.6	1.6
Adjusted operating profit (loss) (non-GAAP)	$62.3	$34.8	$97.1	$(13.7)	$83.4
Adjusted operating profit margin (non-GAAP)	29.0%	24.5%	27.2%		23.4%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Twelve Months Ended December 31, 2024	Crane Payment Innovations	Security and Authentication Technologies	Total Segment	Corporate	Total Company
Net sales	$873.2	$613.6	$1,486.8	$—	$1,486.8

Operating profit (loss) (GAAP)	$228.4	$110.9	$339.3	$(70.5)	$268.8
Operating profit margin (GAAP)	26.2%	18.1%	22.8%		18.1%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	21.2	25.5	46.7	—	46.7
Impact of acquisition related fair value step-up	—	6.1	6.1	—	6.1
Restructuring charges	10.1	—	10.1	—	10.1
Transaction related expenses	0.6	0.1	0.7	19.2	19.9
Adjusted operating profit (loss) (non-GAAP)	$260.3	$142.6	$402.9	$(51.3)	$351.6
Adjusted operating profit margin (non-GAAP)	29.8%	23.2%	27.1%		23.6%

Twelve Months Ended December 31, 2023	Crane Payment Innovations	Security and Authentication Technologies		Total Segment	Corporate	Total Company
Net sales	$886.4	$504.9		$1,391.3	$—	$1,391.3

Operating profit (loss) (GAAP)	$242.8	$116.3		$359.1	$(72.3)	$286.8
Operating profit margin (GAAP)	27.4%	23.0%		25.8%		20.6%

Special items impacting operating profit (loss):
Acquired intangible asset amortization	21.7	14.2		35.9	—	35.9
Restructuring charges	0.5	—	—	0.5	—	0.5
Transaction related expenses	—	—		—	22.0	22.0
Adjusted operating profit (loss) (non-GAAP)	$265.0	$130.5		$395.5	$(50.3)	$345.2
Adjusted operating profit margin (non-GAAP)	29.9%	25.8%		28.4%		24.8%

Totals may not sum due to rounding

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow, Adjusted Free Cash Flow and Adjusted Free Cash Flow Conversion
(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Cash Flow Items	2024	2023	2024	2023
Cash provided by operating activities (GAAP)	$81.1	$78.5	$214.1	$276.3
Less: Capital expenditures	(10.8)	(15.0)	(45.4)	(31.1)
Free cash flow	$70.3	$63.5	$168.7	$245.2
Transaction related expenses[1]	4.9	1.3	17.7	20.6
Adjusted free cash flow (non-GAAP)	$75.2	$64.8	$186.4	$265.8

Adjusted net income (non-GAAP)*	$69.3	$57.0	$246.2	$239.3
Adjusted free cash flow conversion (non-GAAP)	109%	114%	76%	111%

[1] Represents cash paid for transaction related expenses.
*Please see the Non-GAAP Financial Measures tables in this release.

Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

December 31, 2024
Total debt (excluding deferred financing costs of 9.4 million)	$760.0
Less: Cash and cash equivalents	(165.8)
Net debt	$594.2
TTM Adjusted EBITDA (non-GAAP)*	$396.7
Net leverage ratio	1.5
*Please refer to the Non-GAAP Financial Measures tables in prior quarter releases and in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior, to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment operating margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment operating margin and Adjusted EPS as described below.

•"Adjusted segment operating margin" is calculated as Adjusted segment operating profit divided by sales. Adjusted segment operating profit is calculated as segment operating profit excluding acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, and transaction related expenses. Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. Segment operating profit is derived from adding together the operating profit of our two segments, CPI and SAT.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, transaction related expenses, the tax effect of these adjustments and other discrete tax items. Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, and transaction related expenses. Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: acquired intangible asset amortization, restructuring charges, impact of acquisition related fair value step-up, transaction related expenses, the tax effect of these adjustments and other discrete tax items. Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as related party interest with Crane Company incurred prior to the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as restructuring charges, impact of acquisition related fair value step-up, and transaction related expenses. Impact of acquisition related fair value step-up includes acquisition related inventory step-up amortization and fixed asset step-up depreciation. Transaction related expenses include acquisition related expenses such as incremental professional fees associated with closing and integration of the acquisition, and expenses associated with the Separation. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•References to "core," such as "core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance, for example, with prior and future periods that are complementary to GAAP metrics.